UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2009

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Lazare Kaplan International Inc. (the “Company”) received a Deficiency Letter from NYSE Regulation (the “Staff”), on behalf of NYSE AMEX LLC (the “Exchange”) dated October 20, 2009, relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended August 31, 2009 (“Q1 2010”).  In this letter, the Staff informed the Company that the timely filing of the Form 10-Q is a condition for the Company’s continuing listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”).  In addition, the Company’s failure to file the Form 10-Q is a material violation of its listing agreement with the Exchange. Pursuant to 1003(d) of the Company Guide, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s common stock from the Exchange.

As announced by the Company on September 18, 2009, the Company received a Deficiency Letter from the Staff dated September 16, 2009, relating to the Company’s failure to timely file its Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended May 31, 2009 (“Fiscal 2009”). In response to that letter, the Company submitted a plan of compliance (“Plan”), advising the Exchange of action it has taken, or will take, to bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than December 15, 2009. As the Company’s failure to file the Form 10-Q does not affect the Plan or the timing of the Plan, the Company does not intend at this time to supplement the Plan to address the October 20, 2009 Deficiency Letter, or to submit an additional plan of compliance.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2009, the Board of Directors of the Company approved an amendment to the Company’s Bylaws, effective as of that date. The amendment included the following changes to the Registrant’s Bylaws:

•
The annual meeting of the stockholders of the Corporation is to be held on any date and time which may from time to time be designated by the Board of Directors.  At such annual meeting, directors are to be elected, and any other business shall be transacted that may properly come before the meeting.

Previously, the Company’s Bylaws had provided that the annual meeting of the stockholders of the Company was to be held not earlier than the 15th day of October nor later than the 30th day of November in each year on such day and at such time of day as determined by the Board of Directors.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amendment to the Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Notification of Late Filing

On October 15, 2009, the Company filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to the Form 10-Q.

As stated in the Form 12b-25, and as reported in the Form 12b-25 filed with respect to the Form 10-K and the Forms 8-K filed by the Company on September 1, 2009 and September 16, 2009, the Company has been unable to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”). As the Company is unable to assess the potential effect the ultimate resolution of these matters will have on the financial position and results of operation of the Company, the Company (i) has been unable to finalize its financial statements for Fiscal 2009 or file its Form 10-K and (ii) is unable to finalize its financial statements for Q1 2010 or timely file its Form 10-Q.

The Company is working expeditiously to resolve the Material Uncertainties and believes that once they are resolved, it will be in a position to finalize its financial statements for both Fiscal 2009 and Q1 2010, and file its Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Results of Operations

As described above, at this time, the Company is unable to resolve the Material Uncertainties. As such, the Company cannot report its results of operations for Q1 2010, except as set forth below.

In light of current adverse market conditions impacting the Company and the global diamond and jewelry industry described further below, the Company anticipates that its reported results of operations for Q1 2010 will reflect significant changes from the corresponding period of the last fiscal year. However, the Company, at this time, can only give a reasonable estimate of its anticipated net sales for Q1 2010, which is subject to normal year end audit adjustments and the completion of the Company’s audits for its fiscal year ended May 31, 2009 and fiscal year ending May 31, 2010.

The Company anticipates net sales of approximately $74.2 million for Q1 2010 as compared to net sales of $78.3 million for the corresponding period of the last fiscal year.

The ongoing global financial crisis and economic downturn has negatively impacted the sectors of the diamond and jewelry industry in which the Company operates.  Diamond and jewelry purchases are ultimately dependant on the availability of consumer discretionary spending.  Uncertainties regarding future economic prospects and a decline in consumer confidence during Fiscal 2009 and continuing in the current fiscal year translated into lower purchases and sales by diamond retailers, wholesalers and producers and adversely impacted the Company’s operations.  During the first quarter of fiscal 2010, the Company continued to focus its efforts on cash flow while reducing operating costs and manufacturing overhead. Gross margins in the first quarter remained under significant pressure as a result of price competition, overhead absorption and inventory valuation considerations.

The Company is not, at this time, in a position to give a reasonable estimate as to the Company’s gross margin and income before income taxes, among other results of operations.

Forward-Looking Statements

The information provided in this Form 8-K includes forward-looking statements, including, without limitation, statements regarding financial information, the estimated timing for the completion of the Company’s financial statements and the filing of the Company’s Form 10-K and Form 10-Q.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment to the Bylaws of Lazare Kaplan International Inc.
99.1	Press Release dated October 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: October 21, 2009	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer